SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BP Capital Markets America Inc.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	74-3028746
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification no.)

501 Westlake Park Boulevard Houston, Texas 77079	77079
(Address of Principal Executive Offices)	(Zip Code)

Securities Act registration statement file number to which this form relates:	333-277842-02
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5.017% Guaranteed Notes due 2027	New York Stock Exchange
4.970% Guaranteed Notes due 2029	New York Stock Exchange
5.227% Guaranteed Notes due 2034	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

BP Capital Markets America Inc. (the “Company”) hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated March 12, 2024 under “Description of the Debt Securities and Guarantees” and in the Prospectus Supplement dated May 15, 2024 under “Description of Notes”, filed with the Commission on May 16, 2024 under Rule 424(b)(5), pursuant to the Company’s registration statement on Form F-3ASR (File Nos. 333-277842 and 333-277842-02) filed with the Commission on March 12, 2024 (the “Registration Statement”), under the Securities Act of 1933, as amended.

Item 2.	Exhibits.

1.

Indenture, dated as of June 4, 2003, among the Company, BP p.l.c., as guarantor (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee (the “Trustee”) (incorporated by reference to Exhibit 4 to the Guarantor’s Form F-3 dated November 3, 2003).

2.	The Eighteenth Supplemental Indenture, dated as of May 17, 2024 among the Company, the Guarantor and the Trustee.

3.	Form of 5.017% Guaranteed Notes due 2027 (included in Exhibit A-1 to the Eighteenth Supplemental Indenture filed as Exhibit 2).

4.	Form of 4.970% Guaranteed Notes due 2029 (included in Exhibit A-2 to the Eighteenth Supplemental Indenture filed as Exhibit 2).

5.	Form of 5.227% Guaranteed Notes due 2034 (included in Exhibit A-3 to the Eighteenth Supplemental Indenture filed as Exhibit 2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BP Capital Markets America Inc.

Date: May 17, 2024	By:	/s/ Anh Thu Dang
Name: Anh Thu Dang
Title: Vice President